UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2013

ADEPT TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27122 (Commission file number)	94-2900635 (I.R.S. Employer Identification Number)

5960 Inglewood Drive Pleasanton, CA (Address of principal executive offices)	94588 (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (925) 245-3400

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Chief Executive Officer as Director; (e) Compensation of Chief Executive Officer

On August 27, 2013, the Board of Directors (the “Board”) of Adept Technology, Inc. (“Adept” or the “Company”) elected Rob Cain, Adept’s President and Chief Executive Officer to serve as a member of Adept’s Board of Directors.  Mr. Cain is also designated as a nominee of the Board to stand for election as a director at Adept’s 2013 Annual Meeting of Stockholders.

On August 27, 2013, Adept entered into a new letter agreement with Mr. Cain, setting forth revised terms of Mr. Cain’s compensation (the “Cain Employment Letter”).  The Cain Employment Letter provides for “at will” full-time employment, an annual salary, participation in the Adept 2014 Management Incentive Plan (as further described below), customary vacation accrual, and a grant previously made by Adept of common stock options.  Additionally, the Cain Employment Letter provides Mr. Cain with a grant of options to purchase shares of Adept common stock, one-third of which are subject to an exercise price equal to the grant date common stock price, one-third of which are subject to an exercise price of $4.60, and one-third of which are subject to an exercise price of $6.90, with the shares vesting upon achievement of certain performance objectives tied to growth in the Company’s stock price, earnings per share, revenue and net cash.

The Cain Employment Letter provides that if Mr. Cain is terminated by Adept for any reason other than cause, and upon signing a separation agreement, he will receive a severance pay in the amount of a specified number of months of salary depending upon his tenure with Adept.

The foregoing description of the Cain Employment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of Cain Offer Letter, which will be filed with the Company’s Annual Report on Form 10-K.

(c) Appointment of Chief of Business Development and Strategy Officer

On August 27, 2013, the Adept Board appointed Terry Hannon to serve as Chief of Business Development and Strategy Officer of the Company.  Mr. Hannon, 48, has over 20 years of diversified management experience.  Mr. Hannon most recently served as President and Chief Executive Officer of NP Photonics, Inc. since 2009.  Prior to that Mr. Hannon served as Executive Vice President of XsiL Ltd and Vice President/General Manager and Director of Coherent Inc.

In connection with Mr. Hannon’s employment, the Company entered into a letter agreement with Mr. Hannon on August 27, 2013 (the “Hannon Employment Letter”).  The Hannon Employment Letter provides for “at will” employment, an annual salary, participation in Adept’s 2014 Management Incentive Plan (as further described below), and customary vacation accrual. Additionally, Mr. Hannon is eligible to receive options to purchase shares of Adept common stock, one-third of which are subject to an exercise price of the grant date common stock price, one-third of which are subject to an exercise price of $4.60, and one-third of which are subject to an exercise price of $6.90, with the shares vesting upon achievement of certain performance objectives tied to growth in the Company’s common stock price, earnings per share, revenue and net cash.

The Hannon Employment Letter provides that if Mr. Hannon is terminated by Adept for any reason other than cause, and upon signing a separation agreement, he will receive a severance pay in the amount of a specified number of months of salary depending upon his tenure with Adept.

The foregoing description of the Hannon Employment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Hannon Employment Letter, which will be filed with the Company’s Annual Report on Form 10-K.

(c) Appointment of Interim Principal Accounting Officer

On August 27, 2013, the Adept Board appointed Daniel Weinblatt, current interim Controller of the Company, as interim Principal Accounting Officer of the Company until a successor is duly elected and qualified.  Mr. Weinblatt, 58, has over 20 years of diversified management experience, including recently serving as Chief Financial Officer of Prommis Solutions, a financial services company, since August 2011.  From 2010 to 2011 Mr. Weinblatt served as a financial consultant, from 2008 to 2010 he served as Vice President and Chief Financial Officer of DVDPlay, Inc. and from 2007 to 2008 he served as Vice President and Corporate Controller of LGC, Wireless, Inc.

(e) Adoption of Fiscal 2014 Management Incentive Plan

On August 27, 2013, the Adept Board approved the adoption of a Fiscal 2014 Management Incentive Plan (the “2014 Incentive Plan”) which provides for potential performance-based cash compensation for the Company’s executive officers and other key employees.  The amount of cash compensation potentially payable under the 2014 Plan will be determined based upon (a) the Company meeting or exceeding corporate objectives related to specified levels of revenue and net cash (as both terms are defined in the 2014 Incentive Plan) for the applicable quarter of fiscal 2014, for a total of 12% of the total potential payout in each of the first three quarters, (b) and for purposes of the final payment of 64% of the total possible payout for the fourth quarter, in addition to a specified level of revenue and net cash at fourth quarter end, a specified level of revenue for Adept’s full fiscal 2014, and (c) each participant’s achievement of individual performance objectives in such quarters. Awards will only be paid under the 2014 Incentive Plan if the applicable corporate and individual performance objectives are met.

The foregoing description of the 2014 Incentive Plan is qualified in its entirety by reference to the full text of such compensation plan, which will be filed with the Company’s Annual Report on Form 10-K.

(e) Separation Agreements

As previously disclosed by Adept, on July 2, 2012, the Board approved the resignation of Michael Schradle, Vice President, Finance, Chief Financial Officer and Secretary of the Company, effective July 12, 2013.  On Mr. Schradle’s termination date, the Company entered into a separation agreement with Mr. Schradle.  Pursuant to the separation agreement, Mr. Schradle will receive an amount equal to three months’ salary and agreed to customary waivers.

As previously disclosed by Adept, on March 27, 2013, Joachim Melis tendered his resignation from service as Managing Director, Europe, but continued to work with the Company in connection with the transition of his role until July 31, 2013.  The Company has entered into a separation agreement with Mr. Melis with a termination date of July 31, 2013, providing for the payment of his regular salary and commission up until the termination date and including customary waivers.

The foregoing descriptions of the separation agreements do not purport to be complete and are qualified in its entirety by reference to the full text of the separation agreements, which will be filed with the Company’s Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEPT TECHNOLOGY, INC.

Date:  August 27, 2013                                                        By: /s/ Rob Cain
Rob Cain
President and Chief Executive Officer